Exhibit 99.1

LIBERTY INTERACTIVE CORPORATION ANNOUNCES

NEW QVC GROUP AND LIBERTY DIGITAL COMMERCE TRACKERS, LIBERTY TRIPADVISOR HOLDINGS SPIN,

AND LINTA BUYBACK RESULTS

Englewood, Colo, October 10 - Liberty Interactive Corporation (“Liberty”) (Nasdaq: LINTA, LINTB, LVNTA, LVNTB) today announced the following:

Attributed to Liberty Interactive:

•                  Plan to recapitalize its Liberty Interactive Group tracking stock into two tracking stocks — QVC Group tracking stock (currently Liberty Interactive) and Liberty Digital Commerce Group tracking stock

•                  Repurchased $206 million of LINTA shares from August 1 to October 4

Attributed to Liberty Ventures:

•                  Plan to spin off Liberty’s ownership interest in TripAdvisor and its BuySeasons business into a new publicly-traded company called Liberty TripAdvisor Holdings

Liberty Interactive Group

Recapitalization

Liberty announced that its board has authorized management to pursue a plan to recapitalize its Liberty Interactive Group tracking stock into two new tracking stocks, one (currently the Liberty Interactive common stock) to be renamed the QVC Group common stock and the other to be designated as the Liberty Digital Commerce common stock. In the recapitalization, record holders of Series A and Series B Liberty Interactive common stock would receive 1 share of the corresponding series of Liberty Digital Commerce common stock for each 10 shares of the renamed QVC Group common stock held by them as of the effective date. Liberty intends to attribute to the Liberty Digital Commerce Group its subsidiaries Provide Commerce, Backcountry.com, Bodybuilding.com, CommerceHub, Right Start, and Evite along with cash and certain liabilities.  The QVC Group, which is currently known as the Liberty Interactive Group, would have attributed to it Liberty’s subsidiary QVC, Inc. and its approximate 38% interest in HSN, Inc., along with cash and certain liabilities.  Liberty expects that the Series A and Series B Liberty Digital Commerce common stock will trade under the symbols “LDCA” and “LDCB” and that the Series A and Series B QVC Group common stock will trade under the symbols “QVCA” and “QVCB,” in each case, on the Nasdaq Stock Market.

The recapitalization will be subject to various conditions, including the requisite approval of the holders of Liberty Interactive common stock and Liberty Ventures common stock at a stockholders’ meeting and the receipt of the opinion of tax counsel.  Subject to the satisfaction of these conditions, the recapitalization is expected to occur in the first half of 2014.

Share Repurchases

From August 1, 2013 through October 4, 2013, Liberty repurchased approximately 8.8 million shares of Series A Liberty Interactive common stock at an average cost per share of $23.47 for total cash consideration of $206 million.  Since the creation of the Liberty Interactive Group tracking stock in May 2006, Liberty has repurchased approximately 215 million shares at an average cost per share of $19.50 for aggregate cash consideration of $4.2 billion.  These repurchases represent approximately 30.7% of the shares outstanding at the time of the creation of the Liberty Interactive Group tracking stock.  All repurchases up to August 9, 2012, the date on which the Liberty Interactive Group tracking stock was recapitalized to create the Liberty Ventures Group tracking stock, were comprised of shares of the combined stocks.  The total remaining repurchase authorization for Liberty Interactive Group tracking stock is approximately $503 million.

Liberty Ventures Group

Liberty announced that its board has also authorized management to pursue a plan to spin-off to holders of its Liberty Ventures Group tracking stock shares of a newly formed company to be called Liberty TripAdvisor Holdings (“Trip Holdings”). Trip Holdings would be comprised of, among other things, Liberty’s 22% economic and 57% voting interest in TripAdvisor, as well as Liberty’s BuySeasons business, which is currently a part of Liberty’s subsidiary Celebrate Interactive, LLC (“Celebrate Interactive”).  BuySeasons would be reattributed from the Liberty Interactive Group to the Liberty Ventures Group prior to the spin-off and cash equal to the fair market value of BuySeasons would be reattributed from the Liberty Ventures Group to the Liberty Interactive Group.  The Evite business, also currently a part of Celebrate Interactive, would remain at Liberty attributed to the Liberty Interactive Group (or, assuming the completion of the recapitalization, the new Liberty Digital Commerce Group).  In the spin-off, record holders of Series A and Series B Liberty Ventures common stock would receive 1 share of the corresponding series of Trip Holdings common stock for each share of the Liberty Ventures common stock held by them as of a to-be-determined record date.

The spin-off is intended to be tax-free to stockholders of Liberty and its completion will be subject to various conditions, including the receipt of an IRS private letter ruling and an opinion of tax counsel. Subject to the satisfaction of these conditions, the completion of the spin-off is expected to occur in the first half of 2014.

About Liberty Interactive Corporation

Liberty Interactive Corporation operates and owns interests in a broad range of digital commerce businesses.  Those interests are currently attributed to two tracking stock groups: Liberty Interactive Group and Liberty Ventures Group.  The Liberty Interactive Group  (Nasdaq: LINTA, LINTB) is primarily focused on digital commerce and consists of Liberty Interactive Corporation’s subsidiaries QVC, Provide Commerce, Backcountry.com, Bodybuilding.com, Celebrate Interactive, CommerceHub and its interest in HSN.  The businesses and assets attributed to the Liberty Ventures Group (Nasdaq: LVNTA, LVNTB) consists of all of Liberty Interactive Corporation’s businesses and assets other than those attributed to the Liberty Interactive Group and include its subsidiary TripAdvisor, its interest in Expedia, and minority interests in Time Warner and Time Warner Cable.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the proposed new tracking stock, the proposed spin-off and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the satisfaction of conditions to the proposed new tracking stock and the proposed spin-off. These forward looking statements speak only as of the date of this press release, and Liberty expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty, including the most recent Form 10-K and Forms 10-Q, for additional information about Liberty and about the risks and uncertainties related to Liberty’s business which may affect the statements made in this press release.

Additional Information

Nothing in this press release shall constitute a solicitation to buy or an offer to sell shares of Liberty’s proposed new tracking stock or Liberty’s existing common stock. The offer and sale of shares of the proposed new tracking stock will only be made pursuant to an effective registration statement. Liberty stockholders and other investors are urged to read the registration statement to be filed with the SEC, including the proxy statement/prospectus to be contained therein, because they will contain important information about the issuance of shares of the proposed tracking stock. Copies of Liberty’s SEC filings are available free of charge at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein will also be available, without charge, by directing a request to Liberty Interactive Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone: (720) 875-5408.

Participants in a Solicitation

The directors and executive officers of Liberty and other persons may be deemed to be participants in the solicitation of proxies in respect of proposals relating to the approval of the issuance of the new tracking stock. Information regarding the directors and executive officers of Liberty and other participants in the proxy solicitation and a description of their respective direct and indirect interests, by security holdings or otherwise, will be available in the proxy materials to be filed with the SEC.

Liberty Interactive Corporation
Courtnee Ulrich, 720-875-5420